Outbrain Announces First Quarter 2024 Results
Achieves Q1 guidance, improves margins and profitability, and generates positive cash flow while continuing progress on growth drivers
New York – May 9, 2024 — Outbrain Inc. (Nasdaq: OB), a leading technology platform that drives business results by engaging people across the Open Internet, announced today financial results for the quarter ended March 31, 2024.
First Quarter 2024 Key Financial Metrics:

	Three Months Ended March 31,
(in millions USD)	2024	2023	% Change
Revenue	$217.0	$231.8	(6)%
Gross profit	41.6	41.2	1%
Net loss	(5.0)	(5.6)	10%
Net cash provided by (used in) operating activities	8.6	(20.5)	142%

Non-GAAP Financial Data*
Ex-TAC gross profit	52.2	52.2	—%
Adjusted EBITDA	1.4	0.7	101%
Free cash flow	4.6	(27.1)	117%
_____________________________
* See non-GAAP reconciliations below
“We’re pleased to announce that in the first quarter of 2024 we executed on our strategy to provide a true cross-funnel advertising platform to service the $100 billion Open Internet advertising market. We saw strong participation of brand and agency spend on our platform, including our Onyx brand-building solution,” said David Kostman, CEO of Outbrain. “In addition, we continue to see solid premium publisher logo retention and new wins while expanding our supply partnerships beyond traditional web publishing. We are making strategic investments while managing to positive cash flow. We believe we are well positioned to return to growth and higher profitability delivering on our 2024 and 2025 targets.”
First Quarter 2024 Business Highlights:
•Total direct spend from brand and agency customers in Q1 2024 reached over $100 million, representing over 40% of total advertiser spend.
•Announced partnership with Scope3 to launch OnyxGreen, providing buyers with access to curated Onyx PMP deals which reduce carbon emissions by up to 30% as compared to open exchange video and display.
•Grew advertiser spend on the Zemanta DSP by approximately 40% in Q1 2024 as compared to Q1 2023.
•Grew supply partnerships beyond traditional feed inventory, now driving over 25% of total advertiser spend in Q1.
•Signed NewsCorp Australia and Webedia Spain as exclusive feed partners, and the Telegraph as a Keystone client.

•Adoption of our Automated Bidding Tools grew to 89% of advertiser spend flowing through one of our Automated Bidding Modes.
•Growth in adoption of our AI Creative Tools nearly doubled from Q4 2023 to Q1 2024, with 14% of our customer base utilizing Creative AI tools.
First Quarter 2024 Financial Highlights:
•Revenue of $217.0 million, a decrease of $14.8 million, or 6%, compared to $231.8 million in the prior year period.
•Gross profit increased to $41.6 million, compared to $41.2 million in the prior year period. Gross margin increased 140 basis points to 19.2%, compared to 17.8% in the prior year period.
•Ex-TAC gross profit remained flat at $52.2 million in both periods as lower revenue was offset by an ex-TAC margin improvement of approximately 150 basis points.
•Net loss of $5.0 million, compared to net loss of $5.6 million in the prior year period.
•Adjusted EBITDA of $1.4 million, compared to Adjusted EBITDA of $0.7 million in the prior year period, primarily reflecting lower operating expenses.
•Generated net cash provided by operating activities of $8.6 million, compared to net cash used in operating activities of $20.5 million in the prior year period. Free cash flow was $4.6 million, as compared to use of cash of $27.1 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $231.6 million, comprised of cash and cash equivalents of $71.4 million and investments in marketable securities of $160.3 million, as of March 31, 2024. Our balance sheet as of March 31, 2024 also included long-term convertible notes of $118.0 million.
Share Repurchases:
During the three months ended March 31, 2024, we repurchased 945,947 shares for $3.9 million, including related costs, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $8.6 million as of March 31, 2024.
Second Quarter Guidance
The following forward-looking statements reflect our expectations for the second quarter and full year of 2024.
For the second quarter ending June 30, 2024, we expect:
•Ex-TAC gross profit of $53 million to $57 million
•    Adjusted EBITDA of $1 million to $4 million
For the full year ending December 31, 2024, we continue to expect:
•Ex-TAC gross profit of $238 million to $248 million
•    Adjusted EBITDA of $30 million to $35 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts.

See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, May 9th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-866-682-6100 or for international callers, 1-862-298-0702. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13745838. The replay will be available until May 23, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with U.S. GAAP.
The Company is also providing second quarter and full year 2024 guidance and forward-looking financial information regarding 2025 on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.

We present Ex-TAC gross profit, Ex-Tac Margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with U.S. GAAP.

Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing wars between Ukraine-Russia and Israel-Hamas, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the impact of unfavorable economic conditions and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit our ability to market, support and innovate on our products due to the impact on our employees as well as our advertisers and their advertising markets, our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2023 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the Open Internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 8,000 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Revenue	$216,964	$231,774
Cost of revenue:
Traffic acquisition costs	164,810	179,576
Other cost of revenue	10,559	11,043
Total cost of revenue	175,369	190,619
Gross profit	41,595	41,155
Operating expenses:
Research and development	9,193	9,311
Sales and marketing	23,784	25,748
General and administrative	15,215	15,406
Total operating expenses	48,192	50,465
Loss from operations	(6,597)	(9,310)
Other income (expense), net:
Interest expense	(937)	(1,867)
Interest income and other income, net	1,405	3,860
Total other income, net	468	1,993
Loss before benefit from income taxes	(6,129)	(7,317)
Benefit from income taxes	(1,088)	(1,712)
Net loss	$(5,041)	$(5,605)

Weighted average shares outstanding:
Basic	49,265,012	51,435,289
Diluted	49,265,012	51,435,289

Net loss per common share:
Basic	$(0.10)	$(0.11)
Diluted	$(0.10)	$(0.11)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,362	$70,889
Short-term investments in marketable securities	91,909	94,313
Accounts receivable, net of allowances	156,392	189,334
Prepaid expenses and other current assets	38,997	47,240
Total current assets	358,660	401,776
Non-current assets:
Long-term investments in marketable securities	68,349	65,767
Property, equipment and capitalized software, net	41,736	42,461
Operating lease right-of-use assets, net	17,113	12,145
Intangible assets, net	19,516	20,396
Goodwill	63,063	63,063
Deferred tax assets	38,346	38,360
Other assets	19,875	20,669
TOTAL ASSETS	$626,658	$664,637
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139,763	$150,812
Accrued compensation and benefits	19,055	18,620
Accrued and other current liabilities	95,594	119,703
Deferred revenue	6,987	8,486
Total current liabilities	261,399	297,621
Non-current liabilities:
Long-term debt	118,000	118,000
Operating lease liabilities, non-current	14,237	9,217
Other liabilities	16,094	16,735
TOTAL LIABILITIES	$409,730	$441,573

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 61,915,671 shares issued and 49,091,230 shares outstanding as of March 31, 2024; 61,567,520 share issued and 49,726,518 shares outstanding as of December 31, 2023.	62	62
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	471,593	468,525
Treasury stock, at cost − 12,824,441 shares as of March 31, 2024 and 11,841,002 shares as of December 31, 2023	(71,704)	(67,689)
Accumulated other comprehensive loss	(9,200)	(9,052)
Accumulated deficit	(173,823)	(168,782)
TOTAL STOCKHOLDERS’ EQUITY	216,928	223,064
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$626,658	$664,637

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,041)	$(5,605)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,639	1,704
Amortization of capitalized software development costs	2,409	2,641
Amortization of intangible assets	852	1,596
Amortization of discount on marketable securities	(642)	(1,241)
Stock-based compensation	2,927	2,611
Non-cash operating lease expense	1,195	1,146
Provision for credit losses	1,693	2,639
Deferred income taxes	(174)	(437)
Other	338	(1,054)
Changes in operating assets and liabilities:
Accounts receivable	30,398	(1,478)
Prepaid expenses and other current assets	7,262	4,598
Accounts payable and other current liabilities	(31,875)	(28,017)
Operating lease liabilities	(1,205)	(1,138)
Deferred revenue	(1,471)	(317)
Other non-current assets and liabilities	300	1,874
Net cash provided by (used in) operating activities	8,605	(20,478)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	(181)	(285)
Purchases of property and equipment	(1,335)	(3,749)
Capitalized software development costs	(2,627)	(2,853)
Purchases of marketable securities	(31,578)	(32,762)
Proceeds from maturities of marketable securities	31,492	35,615
Other	—	(5)
Net cash used in investing activities	(4,229)	(4,039)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options and warrants	(4,015)	(6,355)
Treasury stock repurchases and share withholdings on vested awards	(255)	(509)
Payment of contingent consideration liability up to acquisition-date fair value	—	(547)
Net cash used in financing activities	(4,270)	(7,411)

Effect of exchange rate changes	363	(436)

Net increase (decrease) in cash, cash equivalents and restricted cash	$469	$(32,364)
Cash, cash equivalents and restricted cash — Beginning	71,079	105,765
Cash, cash equivalents and restricted cash — Ending	$71,548	$73,401

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit, for the periods presented:

	Three Months Ended March 31,
	2024	2023
Revenue	$216,964	$231,774
Traffic acquisition costs	(164,810)	(179,576)
Other cost of revenue	(10,559)	(11,043)
Gross profit	41,595	41,155
Other cost of revenue	10,559	11,043
Ex-TAC gross profit	$52,154	$52,198

Gross margin (gross profit as % of revenue)	19.2%	17.8%
Ex-TAC margin (Ex-TAC gross profit as % of revenue)	24.0%	22.5%
The following table presents the reconciliation of Net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net loss	$(5,041)	$(5,605)
Interest expense	937	1,867
Interest income and other income, net	(1,405)	(3,860)
Benefit from income taxes	(1,088)	(1,712)
Depreciation and amortization	4,900	5,941
Stock-based compensation	2,927	2,611
Regulatory matter costs, net of recoveries	—	610
Severance and related costs	167	843
Adjusted EBITDA	$1,397	$695

Net loss as % of gross profit	(12.1)%	(13.6)%
Adjusted EBITDA as % of Ex-TAC Gross Profit	2.7%	1.3%
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$8,605	$(20,478)
Purchases of property and equipment	(1,335)	(3,749)
Capitalized software development costs	(2,627)	(2,853)
Free cash flow	$4,643	$(27,080)